UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2013

FINDEX.COM, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29963	88-0378462
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18151 Lafayette Avenue, Elkhorn, Nebraska		68022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(402) 333-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations.

Item 1.02 Termination of a Material Definitive Agreement.

On June 6, 2013, FindEx.com, Inc., the registrant (the “Company,” “us,” “we,” “our”), entered into a binding letter of intent (the “Letter of Intent”) with Next Level Hockey, LLC, a New Jersey limited liability company (“Next Level”) and the two individuals currently holding 100% of the outstanding equity interests in Next Level.  As reported in our Current Report on Form 8-K filed on June 7, 2013, pursuant to the Letter of Intent, we had agreed to enter into a share exchange transaction  (the “Contemplated Share Exchange”) in which we would have  issued a number of shares of our common stock equal to 70% of the total outstanding shares of our common stock as of consummation of the Contemplated Share Exchange to the two individuals currently holding 100% of the outstanding equity interests in Next Level in exchange for which we would have acquired from such individuals 100% of the outstanding equity interests in Next Level.

On July 2, 2013, after a continuous delay on the part of Next Level in reasonably proceeding towards the finalization of and entry into definitive agreements in accordance with the terms of the Letter of Intent, and without having received any indication as to the specific basis, we were notified that Next Level was electing to terminate the Letter of Intent and would no longer be pursuing the Contemplated Share Exchange.

                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINDEX.COM, INC

Dated: July 9, 2013	By:	/s/ Steven Malone
Steven Malone
President and Chief Executive Officer